UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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Filed by a Party other than the Registrant [   ]
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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to §240.14a-12.

AT&T Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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FACT SHEET
Benefits for Consumers

Consumers enjoy near limitless choices for telecommunications services — from a wide range of companies offering different technologies, products and services to entertain and communicate.

This combination will ensure the continued competition, innovation and customer service in consumer telecommunications services.

Enhanced Residential Competition

•	Today’s consumer market is highly competitive and includes competition from other local and long distance companies, cable companies, dozens of CLECs, VoIP companies and wireless carriers. Moreover, wireless is so increasingly pervasive that many Americans have no wireline connection.

•	The combined company will have greater financial, technical and marketing resources to compete.

Integration, Innovation and Service

•	The transaction combines AT&T’s long distance, data and IP services with SBC’s local exchange and local broadband expertise.

•	SBC and AT&T together will offer new technology, high-quality services and value to compete for consumers as competition from other telecommunications companies and VoIP, cable and wireless providers continues to increase.

•	By combining networks and resources, the new company will be able to bring to market new consumer services more quickly than either company could on a stand-alone basis.

A Legacy of Customer Service

•	The union creates a company with a 120-year legacy of customer service innovation, integrity and reliability.

NOTE: In connection with the proposed transaction, SBC intends to file a registration statement, including a proxy statement of AT&T Corp., and other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement and other materials when they are available because they contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, when they become available, as well as other filings containing information about SBC and AT&T Corp., without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from SBC by directing a request to SBC Communications Inc., Stockholder Services, 175 E. Houston, San Antonio, Texas 78258. Free copies of AT&T Corp.’s filings may be obtained by directing a request to AT&T Corp., Investor Relations, One AT&T Way, Bedminster, New Jersey 07921.

SBC, AT&T Corp. and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from AT&T shareholders in respect of the proposed transaction. Information regarding SBC’s directors and executive officers is available in SBC’s proxy statement for its 2004 annual meeting of stockholders, dated March 11, 2004, and information regarding AT&T Corp.’s directors and executive officers is available in AT&T Corp.’s proxy statement for its 2004 annual meeting of shareholders, dated March 25, 2004. Additional information regarding the interests of such potential participants will be included in the registration and proxy statement and the other relevant documents filed with the SEC when they become available.